Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                             ------------------
                           LS CAPITAL CORPORATION
           (Exact name of registrant as specified in its charter)
         Delaware                                      84-1219819
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)
                                  --------
                             15915 Katy Freeway,
                                  Suite 250
                            Houston, Texas 77094
                               (281) 398-5588
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                  --------
                           LS CAPITAL CORPORATION
                      1998 CONSULTANT COMPENSATION PLAN
                          (Full title of the Plan)
                                  --------
                               Paul J. Montle
                           Chief Executive Officer
                             15915 Katy Freeway,
                                  Suite 250
                            Houston, Texas 77094
                               (281) 398-5588
             (Address, including zip code, and telephone number,
                 including area code, of agent for service)
                                  --------
                       CALCULATION OF REGISTRATION FEE

                                           Proposed             Proposed
Title of each class                         maximum              maximum              Amount of
of securities            Amount to be       offering             aggregate         Registration
to be registered         registered(1)     price per share(2)    offering price(2)    fee


Common Stock,        1,000,000               $.26                   $260,000.00       $76.70
  par value $.01      shares


(1) Represents the maximum number of shares which may be distributed pursuant to this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee based, pursuant to Rule 457(h)(1), on the average of the bid and ask prices of the Registrant's common stock as reported on the OTC Bulletin Board on April 1, 1998, or $.26 per share.

                      PURPOSE OF REGISTRATION STATEMENT

        This Registration Statement is being filed in accordance with General Instruction E. of Form S-8. Under Registrant's Registration Statement on Form S-8 (No. 333-31963), 1,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of LS Capital Corporation (the "Registrant") were registered for issuance under the LS Capital Corporation 1998 Consultant Compensation Plan (the "Plan"). On March 31, 1998 the Board of Directors of Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan from 1,000,000 to 2,000,000. This Registration Statement covers the additional 1,000,000 shares of Common Stock that may be issued under the Plan.

                         INCORPORATION BY REFERENCE

        The contents of Registrant's Registration Statement (No. 333-31963) are hereby incorporated herein by reference. In addition, Registrant's Annual Report on Form 10-K for the year ended June 30, 1997 (file no. 0-21566), and Registrant's Current Report on Form 8-K dated January 6, 1998, are incorporated herein by reference.

                                 SIGNATURES

The Registrant pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 31, 1998.

                         LS CAPITAL CORPORATION


                         By   \S\ Paul J. Montle
                              Paul J. Montle,
                              Chief Executive Officer
                              (Principal Executive Officer &
                              Principal Financial Officer)


                              POWER OF ATTORNEY

        The undersigned directors and officers of LS Capital Corporation hereby appoint Paul J. Montle as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                               Title                              Date


/S/ Paul J. Montle             Director, President                March 31, 1998
------------------             and Chief Executive
Paul J. Montle                 Officer (Principal
                               Executive Officer and
                               Principal Financial Officer)

/S/ Roger W. Cope              Director                           March 31, 1998
-----------------
Roger W. Cope

/S/ C. Thomas Cutter           Director                           March 31, 1998
--------------------
C. Thomas Cutter

/S/ Kent E. Lovelace, Jr.      Director                           March 31, 1998
Kent E. Lovelace, Jr.




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                               EXHIBITS INDEX


Exhibit
Number     Description


4.1       Specimen  Stock  Certificate  for  Registrant's   Common  Stock  (incorporated
          herein by  reference  to  Registrant's  Registration  Statement on Form 8-A dated April
          16, 1993 (Commission File No. 0-21566), Item 2, Exhibit 1).

4.2       LS Capital  Corporation  1998  Consultant  Compensation  Plan  (incorporated herein by reference to Registrant's  Registrant's Registration Statement on Form
          S-8 (Commission File No. 333-31963), Exhibit 4.2).

4.3       Written  consent of Board of Directors of Registrant  amending LS Capital  Corporation
          1998 Consultant Compensation Plan.

5.1       Opinion of Randall W. Heinrich, Of Counsel to Gillis & Slogar, L.L.P.

23.1      Consent of Malone & Bailey, PLLC.

23.2      Consent of KPMG Peat Marwick LLP.

23.3      Consent  of  Randall  W.  Heinrich,  Of  Counsel  to Gillis &  Slogar,  L.L.P.
          (included in Exhibit 5.1 to this Registration Statement)

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